UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

KINIKSA PHARMACEUTICALS, LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On or about May 29, 2024, the following letter was made available to shareholders eligible to vote at Kiniksa Pharmaceuticals, Ltd.'s Special Court-Ordered Meeting of Shareholders, scheduled for June 5, 2024.

May 29, 2024

Dear Kiniksa Shareholder,

Your vote is important and valuable to us. In connection with our upcoming Annual General Meeting of Shareholders and Special Court-Ordered Meeting of Shareholders, we mailed you two notices with instructions on how to access the proxy materials for each such meeting and vote on the applicable proposals. As a reminder, such meetings are scheduled to take place on June 5, 2024. The definitive proxy statement related to the meetings has been filed with the SEC and can be found at www.sec.gov.

According to our records, your vote for the Special Court-Ordered Meeting has not yet been received.

Because we are holding two separate meetings, the instructions on how to access the proxy materials for each meeting contained separate control numbers. It is important to vote for both meetings, whether in person by attending the meetings or by submitting a proxy ahead of time.

You are strongly encouraged to vote ahead of the meetings on June 5, 2024. Please vote today by following the instructions shown on the accompanying proxy card or notice. If you are receiving this letter alongside a physical proxy card, you may vote by completing, signing and returning such proxy in the envelope provided.

Shareholders with questions are encouraged to contact Kiniksa’s investor relations team at IR@Kiniksa.com.

Sincerely,

/s/ Sanj K. Patel

Chief Executive Oﬃcer and Chairman of the Board